                                                                    EXHIBIT 99.1

                            STOCK PURCHASE AGREEMENT

                                  By and Among

                            IP Metrics Software, Inc.

                        David Wilbanks, Brett Dolecheck,

                            Mike Reyero, Mark Coker,

                               FalconStor AC, Inc.

                                       and

                            FalconStor Software, Inc.

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                            Dated as of July 1, 2002

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                            STOCK PURCHASE AGREEMENT
                            ------------------------

            STOCK PURCHASE AGREEMENT (the "Agreement"), dated as of July 1, 2002 by and among IP  Metrics  Software,  Inc.,  a Texas  corporation  ("IP"),  David
Wilbanks ("Wilbanks"),  Brett Dolecheck  ("Dolecheck"),  Mike Reyero ("Reyero"),
Mark Coker  ("Coker,"  and  together  with  Dolecheck,  Reyero  and  Coker,  the
"Sellers"),  FalconStor  AC,  Inc.,  a Delaware  corporation  (the  "Buyer") and
FalconStor Software, Inc. a Delaware corporation (the "Parent").

                              W I T N E S S E T H:

            WHEREAS,  the Sellers own 800,000 shares (the "Shares") of IP common stock ("IP Common Stock"),  par value $.01 per share,  which  constitutes all of the outstanding capital stock of IP; and

            WHEREAS,  the Buyer desires to purchase,  and the Sellers  desire to sell all of the Shares,  representing 100% of the issued and outstanding capital stock of IP; and

            WHEREAS,   for   accounting   purposes  it  is  intended   that  the
transactions  contemplated  hereby  shall be accounted  for as a purchase  under
United States generally accepted accounting principles ("U.S. GAAP");

            NOW,   THEREFORE,   in   consideration   of  the  premises  and  the
representations,   warranties,   and  mutual  covenants  and  agreements  herein
contained, the parties hereby agree as follows:

                                   ARTICLE I

                                 SALE OF SHARES

            Section  1.1  Delivery  of Shares.  On the terms and  subject to the conditions of this Agreement,  on the Closing Date (as defined below), the Buyer shall  purchase  412,000 Shares from  Wilbanks,  160,000 Shares from  Dolecheck,
160,000 Shares from Reyero,  and 68,000 Shares from Coker for an amount equal to the Purchase  Price (as defined  below) and each Seller shall sell his Shares to the Buyer.  On the Closing Date, each Seller will transfer,  assign,  convey and deliver  to the Buyer a  certificate  or  certificates  representing  all of his
Shares.  Each  of the  certificates  shall  be duly  endorsed  for  transfer  or accompanied by appropriate  stock powers duly executed,  in either case in favor of the Buyer.

            Section 1.2  Purchase  Consideration.  The  purchase  price for each
Seller's Shares (the "Purchase Price") shall consist of $3.125 per Share, for an aggregate payment by the Buyer of $2,500,000.00,  plus, subject to the terms set forth herein,  an Earn Out Payment or the Alternative  Payments (each as defined below).

            Section 1.3 Earn Out Payment.

                  (i) Earn Out.  Sellers shall be entitled to receive,  on a pro rata basis based on their  percentage  ownership of IP (each Seller's "Pro Rata"
portion)  prior to the Closing Date (as defined  below),  fifty percent (50%) of all  Qualified  Revenues  that are  collected  by Buyer,  Parent or any of their affiliates within forty-five (45) days of the Second  Anniversary (the "Earn Out
Payment").  Such amounts  collected on or before  forty-five (45) days after the
First Anniversary shall be payable to the Sellers in cash within sixty (60) days of the First  Anniversary.  Such amounts  collected on or before forty-five (45)
days after the Second Anniversary shall be payable to the Sellers in cash within sixty (60) days of the Second Anniversary.

                        (a)  "Qualified  Revenues"  means  the sum of all  newly
billed (a) Net Sales of Products and Services,  (b) license issue fees,  license
maintenance  fees,   technology  access  fees,   milestone   payments  or  other
consideration  (other  than Net  Sales)  payable  in  respect  of IP  Technology licenses and (c) damages,  recoveries or other consideration  awarded or payable pursuant to any  judgment or  settlement  related to or arising out of any third party infringement,  misappropriation or other violation of the IP Technology in the Products.

                        (b) "Products" means the current family of IP NICexpress
products,  and any other  existing or later  advanced  version of such  products derived from or including  all or any part of the IP  NICexpress  product or any other IP Technology.  Notwithstanding  the foregoing,  where new applications or products  are  developed  which  make  use of  some or all of the  Products  and additional  materials or functionality other than the Products,  the undersigned parties agree to negotiate in good faith to determine which portions of such new applications or products shall be considered "Products" as defined herein.

                        (c)  "Services"  means any and all services  provided in
respect  of  any   Product   (including   without   limitation,   customization,
development, installation, training, maintenance and support services).

                        (d) "Net  Sales"  means the gross  amount  collected  by
Buyer, Parent or any other affiliate from any end user customer,  reseller, OEM, distributor or agent for any Product or Service (less amounts  actually (i) paid back for returned or defective  Products or Services,  (ii) paid for  insurance, postage,  freight out, taxes, duties or tariffs (if included in the gross amount invoiced) and (iii) paid for marketing incentive allowances).  If any Product is bundled with, or sold as part of a suite with,  any of Parent's  offerings and a separate price is not charged for the Product  ("Bundled  Sale"),  the Net Sales for the  Bundled  Sale  shall  be the  pro  rata  portion  of the  Bundled  Sale attributable  to the Product based on the then current list prices for all parts of the Bundled Sale,  less any  deductions  as set forth above.  For purposes of illustration  only,  if a Product  having a list  price of $20 is  bundled  with another  Parent  product  having a list price of $80,  and the suite is sold for
$90, then the Net Sale shall be ((20+80)/100)x90=18, less any deductions.

                        (e) "IP Technology" means any idea, concept,  discovery,
invention, development,  technology, work of authorship, trade secret, software, firmware, tool, process, technique,  know-how, data, plan, device, architecture, specification, design, algorithm, program, code, documentation or other material or information of IP on the date hereof, tangible or intangible,  whether or not it may be patented,  copyrighted or otherwise protected (including all versions, modifications,  enhancements and derivative works thereof) and including any and

                                      -2-

all  patent  rights,  copyright  rights,  trade  secret  rights  and  all  other intellectual  and industrial  property  rights therein or thereto,  of any sort, throughout the world (including any application therefor).

                  (ii) Records,  Statements and Payments.  From the Closing Date
and until one (1) year after the Second Anniversary, Buyer shall keep (and shall cause  its  distribution  chain  representatives,  including  Parent,  to  keep)
complete and accurate  books and records of all Qualified  Revenues and Earn Out
Payments  (or as the case may be,  Alternative  Payments  described  below)  due hereunder.

                  (iii)  Audit.  From the  Closing  Date and  until one (1) year after the Second  Anniversary,  Sellers shall have the right,  on seven (7) days advance written notice and during regular business hours, to review the records, statements and payments  described in paragraph (ii) above. In addition,  during the same  period,  Sellers  shall have the right upon thirty  (30) days  advance written notice to Buyer, at their own expense (shared in Pro Rata portions),  to have an independent  auditor (reasonably  acceptable to Buyer) access,  examine, audit and copy Buyer's  books and records (and those of its  distribution  chain representatives)  during reasonable business hours at Buyer's principal place of business for the purpose of verifying the Earn Out Payments (and, if applicable, the Alternative Payments) provided for in this Agreement.  In the event any such audit discloses an underpayment of more than five percent (5%) then, in addition to the amount of such  underpayment,  Buyer shall promptly reimburse Sellers for the costs and expenses in connection with the audit.

                  (iv) Alternative Payments.

                        (a) If on or  before  the First  Anniversary  there is a
Contingent  Event (as defined  below),  then in lieu of the Earn Out Payment for such  period,  the Sellers  shall  receive Pro Rata from Buyer or Parent (a) the greater of (i) an aggregate payment of $500,000.00 in cash or (ii) the amount as calculated  above for the Earn Out  Payment,  and (b) an  aggregate  payment  of
$500,000.00 in cash (the "First Year Payment" and an "Alternative Payment"). The
First Year Payment shall be made, if at all, within sixty (60) days of the First
Anniversary,  unless the  Contingent  Event is one described in (c)(ii) or (iii)
below, in which case the First Year Payment shall be due and payable immediately upon the occurrence of such Contingent Event.

                        (b) If after the First  Anniversary and on or before the
Second  Anniversary there is a Contingent  Event,  then, in addition to the Earn
Out  Payment  payable for the period up to the First  Anniversary,  Buyer or the
Parent  shall  pay the  Sellers  the  greater  of (i) an  aggregate  payment  of
$500,000.00  in cash or (ii) the Earn Out Payment for the period after the First
Anniversary and ending on the Second  Anniversary (the "Second Year Payment" and
an  "Alternative  Payment").  The Second Year Payment  shall be made, if at all, within sixty (60) days of the Second Anniversary, unless the Contingent Event is one  described in (c)(ii) or (iii) below,  in which case the Second Year Payment shall be due and payable  immediately  upon the  occurrence  of such  Contingent
Event.

                                      -3-

                        (c) A "Contingent Event" shall mean any of:

                        (i) the  discontinuation of the Products or distribution
of any of the Products at no or nominal  charge (for example,  a so called "loss leader");

                        (ii) the cessation of business by Parent;

                        (iii) a Change of Control (as defined below) of Buyer or
Parent;

                        (iv) the  failure  of Buyer or  Parent to  maintain  the
customary  level of marketing  exposure and buyer support in the marketplace for the Products maintained by IP immediately prior to the Closing Date;

                        (v) the exclusive  license or sublicense of the Products
or substantially all of the intellectual  property relating to the Products to a third party  whereby  Buyer or Parent  forgoes the right to all revenue  derived from sales, licenses, leases or other transfers of the Products.

                        (d) A "Change in Control"  shall mean,  with  respect to
Parent:

                        (i)  the   closing  of  the  sale,   transfer  or  other
disposition of all or substantially all of the Parent's assets;

                        (ii) the  consummation of the merger or consolidation of
the Parent or a subsidiary of the Parent into or with another entity (except one in which the holders of capital stock of the Parent as  constituted  immediately prior to such  merger  or  consolidation  continue  to hold at least  50% of the voting power of the capital stock of Parent or the surviving or acquiring entity in substantially  the same proportions as their ownership of the voting power of the capital stock of the Parent immediately prior to such merger); or

                        (iii) the closing of the acquisition, in one transaction
or a series of related  transactions by a person or group of affiliated  persons
(other than Parent,  an affiliate of Parent or Buyer,  or an  underwriter of the
Parent's  securities),  of 50% or more of the  outstanding  voting  stock of the
Parent.

                        (e) A "Change in Control"  shall mean,  with  respect to
Buyer:

                        (i)  the   closing  of  the  sale,   transfer  or  other
disposition of all or  substantially  all of the Buyer's assets to a party other than Parent or an affiliate of Buyer and Parent;

                        (ii) the  consummation of the merger or consolidation of
the Buyer or a subsidiary  into or with another  entity other than the Parent or an  affiliate  of Parent and Buyer  (except  one in which the holders of capital stock  of  the  Buyer  as  constituted  immediately  prior  to  such  merger  or consolidation  continue to hold at least 50% of the voting  power of the capital stock of the Buyer or the  surviving or acquiring  entity in  substantially  the

                                      -4-

same  proportions as their ownership of the voting power of the capital stock of the Buyer immediately prior to such merger); or

                        (iii) the closing of the acquisition, in one transaction
or a series of related  transactions by a person or group of affiliated  persons
(other than Parent,  an affiliate of Parent or Buyer,  or an  underwriter of the
Buyer's  securities),  of 50% or more of the  outstanding  voting  stock  of the
Buyer.

                                   ARTICLE II

                                     CLOSING

            The closing (the "Closing") of the transactions contemplated by this
Agreement shall take place as soon as practicable  after  satisfaction or waiver of all  conditions  set forth  herein at the  offices of Olshan  Grundman  Frome
Rosenzweig & Wolosky LLP, 505 Park Avenue,  New York, New York 10022, or at such other time and place as the Buyer and the Sellers shall agree (the date on which such Closing occurs being herein referred to as the "Closing  Date").  The first anniversary  of the  Closing  Date  shall be  referred  to herein as the  "First
Anniversary" and the period from the Closing Date through the First  Anniversary shall be referred to herein as the "First Year".  The second  anniversary of the
Closing  Date shall be referred to herein as the  "Second  Anniversary"  and the period  from the First  Anniversary  through  the  Second  Anniversary  shall be referred to herein as the "Second Year".

                                  ARTICLE III

              REPRESENTATIONS AND WARRANTIES OF IP AND THE SELLERS

            IP and each of the Sellers,  jointly and  severally,  represents and warrants  to the  Buyer,  except  as set  forth on the  Schedule  of  Exceptions furnished  to the Buyer and  attached  hereto as  Schedule B (the  "Schedule  of
Exceptions"),  which  exceptions  shall  be  deemed  to be  representations  and warranties as if made hereunder, as follows:

            Section 3.1 Corporate  Organization;  Requisite Authority to Conduct
Business;  Articles of  Incorporation  and  By-Laws.  IP is a  corporation  duly organized,  validly existing and in good standing under the laws of the State of
Texas.  IP has provided the Buyer with true and complete  copies of its articles of incorporation (certified by the Secretary of State of the State of Texas) and
By-laws  (certified  by the  Secretary  of IP) as in effect on the date  hereof.
Prior to the Closing, the minute books of IP will be delivered to the Buyer, and will contain  true and complete  records of all meetings and consents in lieu of meeting  of  IP's  Board  of  Directors  and  of  IP's  stockholders  since  the incorporation of IP, the date of IP's inception, which accurately reflect in all respects  all  transactions  referred to in such minutes and consents in lieu of meeting, except where such failure would not cause an IP Material Adverse Effect
(as defined below) and except as disclosed on Schedule 3.1. IP has all corporate power and authority to own, operate and lease its properties and to carry on its business as the same is now being  conducted,  and is duly qualified or licensed

                                      -5-

to do  business  and is in good  standing  as a  foreign  corporation  in  every jurisdiction in which the conduct of its business or the ownership or leasing of its  properties  requires it to be so qualified  or  licensed,  except where the failure to be so qualified or licensed,  individually or in the aggregate,  will not have a  material  adverse  effect on the  business,  properties,  prospects, assets,  liabilities,  financial  condition or operations of IP (an "IP Material
Adverse Effect").

            Section 3.2 Capitalization and Shareholdings. The authorized capital stock of IP  consists  of 800,000  shares of IP Common  Stock,  all of which are issued and outstanding.  The Sellers own all of the Shares free and clear of all liens,  claims or  encumbrances.  The  Sellers  have full  right,  power,  legal capacity  and  authority  to transfer  and  deliver the Shares  pursuant to this
Agreement.  The capital stock of IP is duly  authorized  and all issued  capital stock has been duly and validly issued and is fully paid and  non-assessable and free of preemptive rights. IP does not have outstanding,  and is not bound by or
subject  to,  any  subscription,   option,   warrant,   call,  right,  contract,
commitment,  agreement,  understanding  or  arrangement  to issue any additional shares of capital  stock of IP,  including  any right of  conversion or exchange under any outstanding  security or other instrument,  and no shares are reserved for issuance for any purpose.

            Section  3.3  Subsidiaries,  etc.  IP  does  not  own  (directly  or indirectly)  any  equity  interest  in  any  corporation,  partnership,  limited liability company, joint venture, affiliate, association or other entity.

            Section 3.4 Authority Relative to and Validity of this Agreement. IP has full corporate power and authority to execute and deliver this Agreement and each Employment Agreement (as defined below) (this Agreement,  together with the
Employment  Agreements,  the  "Agreements") and to assume and perform all of its obligations  hereunder  and  thereunder.  The  execution  and  delivery  of  the
Agreements  by IP and the  performance  by IP of its  obligations  hereunder and thereunder have been duly authorized by its Board of Directors and  stockholders and no further  authorization  on the part of IP is necessary  to authorize  the execution and delivery by it of, and the performance of its  obligations  under, the  Agreements.  There  are  no  corporate,  contractual,  statutory  or  other restrictions  of any kind upon the power and  authority  of IP or the Sellers to
execute  and  deliver  the  Agreements   and  to  consummate  the   transactions
contemplated  hereunder and thereunder  and no action,  waiver or consent by, or notice to, any  federal,  state,  municipal  or other  governmental  department, commission  or  agency  ("Governmental  Authority")  is  necessary  to make  the
Agreements valid instruments binding upon IP in accordance with their respective terms. This Agreement has been duly executed and delivered by IP and each of the
Sellers.  This  Agreement  constitutes,  and  the  Employment  Agreements,  when executed and delivered by IP and each respective Seller in accordance with their respective terms will constitute, legal, valid and binding obligations of IP and the Sellers,  enforceable in accordance with their respective terms,  except (i)
as  such  enforceability  may  be  limited  by or  subject  to  any  bankruptcy,
insolvency,   reorganization,   moratorium  or  other  similar  laws   affecting
creditors'  rights  generally,  (ii) as such  obligations are subject to general principles  of equity and (iii) as rights to indemnity may be limited by federal or state securities laws or by public policy.

            Section 3.5 Required Filings and Consents;  No Conflict.  Neither IP
nor any Seller is required to submit any notice, report or other filing with any
Governmental Authority in connection with the execution, delivery or performance of this Agreement or the Agreements. The execution,  delivery and performance of the  Agreements  by IP and the  consummation  of the  transactions  contemplated hereby and  thereby do not and will not (a)  conflict  with or violate  any law,

                                      -6-

regulation,  judgment,  order or decree  binding upon IP, (b)  conflict  with or violate  any  provision  of its  articles  of  incorporation  or Bylaws,  or (c)
conflict  with or  result  in a breach  of any  condition  or  provision  of, or constitute  a default  (or an event  which with  notice or lapse of time or both would become a default)  under,  or result in the creation or  imposition of any lien,  charge or encumbrance upon any properties or assets of IP pursuant to, or cause or permit the  acceleration  prior to maturity of any amounts owing under, any  indenture,  loan  agreement,  mortgage,  deed of  trust,  lease,  contract, license,  franchise or other  agreement or  instrument to which IP is a party or which is binding upon IP or by which any of its properties are bound, except for conflicts,  breaches,  defaults, events of default or impositions that would not have an IP Material Adverse Effect.  The execution,  delivery and performance of the  Agreements  by IP and the  consummation  of the  transactions  contemplated hereby and thereby will not result in the loss of any license,  franchise, legal privilege or permit  possessed by IP or give a right of termination to any party to any  agreement or other  instrument to which IP is a party or by which any of its properties are bound.

            Section  3.6   Financial   Statements.   The   following   financial
statements,  together with the notes thereto,  have been previously delivered to
Buyer (collectively the "Financial Statements"):

                  (i)  balance  sheets of IP as of June 30,  2002 (the  "Balance
Sheets"); and

                  (ii)  statements  of income and retained  earnings and of cash flows for the period of April 1 to June 30, 2002 (the "Income Statements").

            The Financial Statements,  as attached hereto as Exhibit 3.6, fairly present in all material  respects the financial  condition of IP as of the dates thereof with respect to the Balance Sheets and as to the periods then ended with respect to the Income  Statements  and have been  prepared  in  accordance  with generally accepted accounting  principles  consistently  applied (except for the omission of footnotes). IP has no liability or obligation of any kind or manner, either  liquidated,  unliquidated,  direct,  accrued,  absolute,  contingent  or otherwise,  whether due or to become due,  which is materially in excess of what was  required  to be  reflected  by  generally  accepted  accounting  principles consistently  applied,  and which were not accurately  reflected in all material respects in the Financial  Statements for the period ended June 30, 2002, except for  current  liabilities  arising  in the  ordinary  and  usual  course of IP's business  subsequent  to June 30, 2002,  which are  accurately  reflected on its books and records in a manner consistent with past practice.

            Section 3.7 Absence of Certain  Changes and Events.  Since  December
31, 2001,  there has not been,  with respect to IP, (i) any IP Material  Adverse
Effect; (ii) any strike,  picketing,  work slowdown or labor disturbance;  (iii)
any material  damage,  destruction or loss (whether or not covered by insurance)
with  respect  to any  assets  or  properties;  (iv)  any  redemption  or  other acquisition  by it of IP  Common  Stock or any  declaration  or  payment  of any dividend or other  distribution in cash, stock or property with respect thereto;
(v) any entry into any material  commitment or  transaction  (including  without limitation,  any  borrowing or capital  expenditure)  other than in the ordinary course of business or as  contemplated  by this  Agreement;  (vi) any  transfer,

                                      -7-

assignment or sale of, or rights granted under, any material  leases,  licenses, agreements,  patents,  trademarks, trade names, copyrights or other assets other than those  transferred,  assigned,  sold or granted in the  ordinary  course of business and consistent with past practice; (vii) any mortgage, pledge, security interest or  imposition  of any other  encumbrance  on any assets or  properties except in the ordinary course of business; any payment of any debts, liabilities or obligations ("Liabilities") of any kind other than Liabilities currently due;
any cancellation of any debts or claims or forgiveness of amounts owed to IP; or
(viii) any change in  accounting  principles or methods  (except  insofar as may have been  required by a change in U.S.  GAAP or as disclosed on Schedule  3.6).
Since  December 31, 2001,  IP has  conducted  its business  only in the ordinary course  and in a  manner  consistent  with  past  practice  and has not made any material change in the conduct of its business or operations except as agreed to in writing by the Buyer or otherwise disclosed herein.

            Section  3.8  Taxes  and  Tax  Returns.  (a)  For  purposes  of this
Agreement,  (i) the term "Taxes" shall mean all taxes, charges,  fees, levies or other  assessments,  including,  without  limitation,  income,  gross  receipts, excise,  property,  sales, license,  payroll and franchise taxes, imposed by the
United  States,  or any state,  local or foreign  government or  subdivision  or agency thereof whether  computed on a unitary,  combined or any other basis; and
such term shall include any interest and penalties or additions to tax; and (ii)
the term  "Tax  Return"  shall  mean any  report,  return  or other  information required to be filed with,  supplied to or otherwise  made available to a taxing authority in connection with Taxes.

                  (b) Except as disclosed on Schedule 3.8, IP has (i) duly filed with the appropriate  taxing authorities all Tax Returns required to be filed by or with respect to IP, or are properly on extension  and all such duly filed Tax
Returns are true, correct and complete in all material  respects,  and (ii) paid in full or made adequate provisions for on its balance sheet (in accordance with
U.S. GAAP) all Taxes shown to be due on such Tax Returns. There are no liens for
Taxes upon the assets of IP except for statutory liens for current Taxes not yet due and payable or which may  thereafter  be paid  without  penalty or are being contested  in good  faith.  IP has not  received  any  notice of  audit,  is not undergoing  any audit of its Tax  Returns,  and has not  received  any notice of deficiency or assessment from any taxing authority with respect to liability for
Taxes of IP which has not been fully paid or finally settled. There have been no waivers of statutes of  limitations  by IP with respect to any Tax Returns which relate to IP. IP has not filed a request with the Internal  Revenue  Service for changes in  accounting  methods  within the last two years  which  change  would effect the accounting for tax purposes, directly or indirectly, of IP.

            Section 3.9 Employee Benefit Plans. Schedule 3.9 comprises a listing of each bonus, stock option, stock purchase,  benefit, profit sharing,  savings, retirement,  liability,  insurance,  incentive, deferred compensation, and other similar  fringe or employee  benefit  plans,  programs or  arrangements  for the benefit of or  relating  to,  any  employee  of, or  independent  contractor  or consultant  to,  and  all  other  compensation  practices,  policies,  terms  or conditions,  whether  written or unwritten  (the "IP Employee  Plans")  which IP presently maintains, to which IP presently contributes or under which IP has any liability and which relate to employees or independent contractors of IP.

                                      -8-

            Section 3.10 Title to Property. IP has good and marketable title, or valid leasehold  rights (in the case of leased  property),  to all real property and all personal  property  purported to be owned or leased by it or used in the operation of its  business,  free and clear of all  encumbrances,  excluding (i)
liens for taxes, fees, levies,  imposts,  duties or governmental  charges of any kind  which are not yet  delinquent  or are  being  contested  in good  faith by appropriate  proceedings  which suspend the collection  thereof;  (ii) liens for mechanics,  materialmen,  laborers, employees,  suppliers or other which are not yet delinquent or are being contested in good faith by appropriate  proceedings;
(iii) liens created in the ordinary  course of business in  connection  with the leasing or financing of office,  computer and related  equipment  and  supplies;
(iv)  easements  and  similar   encumbrances   ordinarily   created  for  fuller
utilization  and  enjoyment  of  property;  and (v) liens or defects in title or leasehold  rights that either  individually  or in the aggregate do not and will not have a IP Material Adverse Effect.

            Section 3.11 Trademarks, Patents and Copyrights. (a) For purposes of this  Agreement,  the term "IP Rights" shall mean all worldwide  industrial  and intellectual property rights, including, without limitation, each patent, patent rights,  license,  patent  application,  trade name,  trademark,  trade name and
trademark   registration,    copyright,   copyright   registration,    copyright
application,  service mark, brand mark and brand name, trade secrets relating to or arising from any proprietary process,  formula,  source or object code, owned or  possessed  by IP. IP owns or has the right to use,  sell or  license  all IP
Rights and such IP Rights are sufficient  for the conduct of IP's  businesses as being conducted as of the date hereof or proposed to be conducted. Schedule 3.11
hereto  lists  each  patent,   patent  right,  patent   application,   tradename
registration,   trademark  registration,   copyright   registration,   copyright
application, source and object code owned or possessed by IP;

                  (b) The execution,  delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a material breach of any instrument or agreement  governing any IP Rights,  will not cause the forfeiture or termination or give rise to a right of forfeiture or termination  of any IP Rights or impair the right of IP to use,  sell or license any IP Rights or any portion thereof;

                  (c)  Neither  the  manufacture,  marketing,  license,  sale or intended use of any product currently  licensed or sold by IP or currently under development  by IP violates  any license or  agreement  between IP and any third party relating to such product or infringes any  intellectual  property right of any other  party,  and there is no  pending  or,  to the best  knowledge  of IP, threatened  claim or litigation  contesting the validity,  ownership or right to use,  sell,  license or dispose of any IP Right nor, to the best knowledge of IP is there any basis for any such claim,  nor has IP received any notice asserting that any IP Right or the proposed  use,  sale,  license or  disposition  thereof conflicts or will conflict with the rights of any other party,  nor, to the best knowledge of IP, is there any basis for any such assertion; and

                  (d) IP has  received no notice,  and to the best  knowledge of
IP, no  current  or prior  officers,  employees  or  consultants  of IP claim an ownership  interest in any IP Rights as a result of having been  involved in the development of such property while employed by or consulting to IP or otherwise.

                                      -9-

            Section 3.12 Legal Proceedings,  Claims, Investigations,  etc. There
is no  legal,  administrative,  arbitration  or other  action or  proceeding  or governmental  investigation  pending,  or to the  knowledge of IP or any Seller, threatened,  against IP, any director,  officer or employee  thereof relating to
IP's  business.  Neither IP nor any Seller has been informed of any violation of or default under, any laws,  ordinances,  regulations,  judgments,  injunctions, orders  or  decrees  (including  without  limitation,  any  immigration  laws or
regulations)  of  any  court,  governmental  department,   commission,   agency,
instrumentality  or  arbitrator  applicable  to the  business  of IP.  IP is not currently subject to any material judgment,  order,  injunction or decree of any
court,   arbitral  authority,   administrative   agency  or  other  governmental
authority.  Section 3.13  Insurance.  Schedule 3.13 hereto sets forth a list and brief description of all existing insurance policies maintained by IP pertaining to its  business  properties,  personnel  or assets.  IP is not in default  with respect to any provision  contained in any insurance policy,  and has not failed to give any notice or present  any claim under any  insurance  policy in due and timely  fashion.  Prior  to the  Closing,  all such  policies  shall  have  been delivered  to the Buyer and are in full  force and  effect.  All  payments  with respect  to such  policies  are  current  and IP has  not  received  any  notice threatening a suspension,  revocation,  modification or cancellation of any such policy.

            Section 3.13  Insurance.  Schedule 3.13 hereto sets forth a list and brief description of all existing insurance policies maintained by IP pertaining to its  business  properties,  personnel  or assets.  IP is not in default  with respect to any provision  contained in any insurance policy,  and has not failed to give any notice or present  any claim under any  insurance  policy in due and timely  fashion.  Prior  to the  Closing,  all such  policies  shall  have  been delivered  to the Buyer and are in full  force and  effect.  All  payments  with respect  to such  policies  are  current  and IP has  not  received  any  notice threatening a suspension,  revocation,  modification or cancellation of any such policy.

            Section 3.14 Material Contracts. (a) Except as set forth in Schedule
3.14  hereto,  IP is not a party to and is not bound by any  contract or has any commitment,  whether  written or oral and will  result in  payments in excess of
$5,000 or require material  performance on the part of IP. Each of the contracts and commitments set forth in Schedule 3.14 hereto is valid and existing, in full force and  effect and  enforceable  in  accordance  with its terms  (subject  to equitable  principles  and  limitations  on indemnity)  and there is no material default or claim of default against IP or any notice of termination with respect thereto.  IP has complied in all material respects with all requirements of, and performed all of its  obligations  under,  such  contracts and  commitments.  In addition,  no other party to any such contract or commitment  is, to the best of
IP's knowledge,  in default under or in breach of any material term or provision thereof,  and there exists no condition or event which, after notice or lapse of time or both,  would  constitute  a  material  default  by any party to any such contract or  commitment.  Copies of all the written  documents and a synopsis of all oral  contracts  and  commitments  described  in  Schedule  3.14 hereto have heretofore  been made  available  to the Buyer and such copies and  synopses are true and  complete  and  include  all  amendments  and  supplements  thereto and modifications thereof to and including the date hereof.

                  (b)  Except  as  set  forth  in  Schedule  3.14  hereto  or as contemplated  by this  Agreement,  IP is not a party to any oral or written  (i)
agreement  with any  consultant,  executive  officer or other key  employee  the benefits of which are contingent,  or the terms of which are materially altered, upon the occurrence of the transactions  contemplated by this Agreement, or (ii)
agreement  or plan,  including  any stock  option plan and the like,  any of the benefits of which will be  increased,  or the  vesting of the  benefits of which will be accelerated,  by the occurrence of the transactions contemplated by this
Agreement.

            Section  3.15  Certain  Transactions.  Neither IP, nor any  officer, director or any  employee of IP, nor any member of any such  person's  immediate family is presently a party to any material  transaction with IP relating to the

                                      -10-

business of IP, including without limitation,  any contract,  agreement or other arrangement  (i) providing for the furnishing of services by, (ii) providing for the  rental of real or  personal  property  from,  or (ii)  otherwise  requiring payments to (other than for services as officers, directors or employees of IP), any such person or any corporation,  partnership, trust or other entity in which any such person has a substantial interest as a stockholder,  officer, director, trustee or partner.

            Section  3.16  Broker.  No broker,  finder or  investment  banker is entitled to any brokerage or finder's fee or other commission in connection with the transactions  contemplated  hereby based on the  arrangements  made by or on behalf of IP or the Sellers.

            Section 3.17 Environmental Matters. (a) IP is not the subject of, or being threatened to be the subject of (i) any enforcement proceeding, or (ii) to the best of its knowledge,  any investigation,  brought in either case under any
Federal, state or local environmental law, rule, regulation, or ordinance at any time in effect or (iii) to the best of its  knowledge,  any  third  party  claim relating to environmental  conditions on or off the properties of IP. IP has not been notified that it must obtain any permits and licenses or file documents for the operation of its business  under  federal,  state and local laws relating to pollution  protection of the  environment.  Except as set forth in Schedule 3.17 hereto,  IP has not been notified of any  conditions on or off the properties of
IP which will give rise to any liabilities, known or unknown, under any Federal, state or local  environmental  law,  rule,  regulation or  ordinance,  or as the result of any claim of any third party.  For the purposes of this Section  3.17, an  investigation  shall  include,  but is not limited  to, any  written  notice received  by IP which  relates  to the  onsite  or  offsite  disposal,  release, discharge or spill of any waste, waste water, pollutant or contaminants.

                  (b) Except as set forth in Schedule 3.17 hereto,  there are no toxic wastes or other toxic or hazardous substances or materials,  pollutants or contaminants  which IP has used,  stored or  otherwise  held in or on any of the facilities  of IP, which,  are present at or have migrated from the  facilities, whether  contained in ambient air, surface water,  groundwater,  land surface or subsurface  strata.  The  facilities  have  been  maintained  by IP in  material compliance with all environmental protection, occupational, health and safety or similar laws, ordinances,  restrictions,  licenses, and regulations.  IP has not disposed of or arranged (by contract,  agreement or otherwise)  for the disposal of any  material or substance  that was  generated or used by IP at any off-site location  that has been or is  listed  or  proposed  for  inclusion  on any list promulgated by any Governmental  Authority for the purpose of identifying  sites which pose a danger to health and safety.  To the best of its  knowledge,  there have been no environmental studies, reports and analyses made or prepared in the last five years  relating  to the  facilities  of IP. IP has not  installed  any underground  storage  tanks in any of its  facilities  and,  to the best of IP's knowledge, none of such facilities contain any underground storage tanks.

            Section  3.18  Illegal  Payments.  Neither  IP nor any  Seller  has,
directly or  indirectly,  paid or delivered any fee,  commission or other sum of money  or  item  of  property,  however  characterized,  to any  finder,  agent, government  official or other party,  in the United States or any other country, which is in any manner  related to the  business or  operations  of IP, which IP knows or has reason to believe to have been illegal under any federal,  state or

                                      -11-

local  laws or the laws of any other  country  having  jurisdiction.  IP has not participated,  directly or  indirectly,  in any  boycotts  affecting  any of its actual or potential customers.

            Section  3.19  Compliance  with Law. IP has complied in all respects with all laws,  rules,  regulations,  arbitral  determinations,  orders,  writs, decrees  and  injunctions  which are  applicable  to or  binding  upon IP or its properties,  except  where such failure  would not cause an IP Material  Adverse
Effect

            Section 3.20 Accounts Receivable and Accounts Payable.

                  (i) All accounts and notes  receivable  (customer,  vendor and other)  of IP as of June  30,  2002,  are and  will be  valid  and  correct  and represent sales actually made (net of all applicable credits and rebates) in the ordinary and usual course of business consistent with past practices.  From June
30, 2002 to the date of this Agreement,  there have been no accounts  receivable of IP converted to notes receivable or otherwise  extended,  except as set forth in Schedule 3.20.

                  (ii) The  accounts  payable of IP  represent  amounts owed for supplies,  inventory  and other  assets,  or services  required for the ordinary conduct of IP's  business and have been paid in the ordinary  course of business consistent with past practice.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

            The Buyer  hereby  represents  and warrants to the Sellers and IP as follows:

            Section 4.1 Corporate  Organization;  Requisite Authority to Conduct
Business.  The Buyer is a corporation  duly organized,  validly  existing and in good  standing  under the laws of the State of Delaware.  The Buyer has provided the Sellers with true and complete  copies of its  certificate of  incorporation
(certified  by the  Secretary  of State of the State of  Delaware)  and  By-laws
(certified by the  Secretary of the Buyer) as in effect on the date hereof.  The
Buyer has full corporate  power and authority to enter into the  Agreements,  to
perform  its  obligations   hereunder  and  thereunder  and  to  consummate  the
transactions  contemplated  hereby and thereby;  and each of the  Agreements has been duly  authorized  and  approved  by its Board of  Directors  and no further action on the part of the Buyer is  necessary  to authorize  the  execution  and delivery by it of, and the performance of its obligations under, the Agreements.
There are no corporate, contractual, statutory or other restrictions of any kind upon the power and authority of the Buyer to execute and deliver the  Agreements and to consummate the transactions  contemplated hereunder and thereunder and no action, waiver or consent by any Governmental Authority is necessary to make the
Agreements  valid  instruments  binding upon the Buyer in accordance  with their respective terms.

            Section 4.2  Execution and  Delivery.  The Buyer has full  corporate power and  authority  to execute and deliver  the  Agreements  and to assume and perform all of its  obligations  hereunder  and  thereunder.  The  execution and delivery of the Agreements by the Buyer and the  performance by the Buyer of its obligations  hereunder and thereunder  have been duly authorized by its Board of

                                      -12-

Directors and the Parent and no further  authorization  on the part of the Buyer is  necessary  to  authorize  the  execution  and  delivery  by it of,  and  the performance of its obligations under, the Agreements.  The Buyer is not required to submit any notice, report or other filing with any Governmental  Authority in connection with the execution,  delivery or performance of the Agreements.  This
Agreement  has been duly  executed and delivered by the Buyer and the Parent and constitutes, and the Employment Agreements, when executed and delivered by IP in accordance with their respective terms will constitute, legal, valid and binding obligations of the Buyer and the Parent,  enforceable  against the Buyer and the
Parent  in  accordance  with  their  respective   terms,   except  (i)  as  such
enforceability  may be  limited by or  subject  to any  bankruptcy,  insolvency, reorganization,  moratorium or other similar laws  affecting  creditors'  rights generally,  (ii) as such obligations are subject to general principles of equity and (iii) as rights to indemnity  may be limited by federal or state  securities laws or by public policy.

            Section  4.3 No  Conflicts;  Absence  of  Defaults.  The  execution, delivery and  performance  of the Agreements by the Buyer and the Parent and the
consummation of the  transactions  contemplated  hereby and thereby does not and will not conflict with or violate (a) the Buyer's or the Parent's Certificate of
Incorporation or By-laws or (b) any material law,  administrative  regulation or rule or court order,  judgment or decree  applicable to the Buyer or the Parent;
nor will the execution and delivery of this Agreement or the consummation of the transaction contemplated hereby constitute a material breach of, or any event of default  under,  any  material  contract or  agreement to which the Buyer or the
Parent is bound, or by which the Buyer or the Parent may be bound or affected.

            Section 4.4 Investment. The Buyer is acquiring the Shares solely for its own  account as an  investment  and not with a view to any  distribution  or resale thereof within the meanings of such terms under the Securities Act.

            Section 4.5  Capitalization.  The  authorized  capital  stock of the
Buyer  consists of 1,000 shares of Common  Stock.  As of the date hereof,  1,000 shares of Common  Stock are  issued and  outstanding,  all of which are owned by
Parent.

            Section  4.6  Subsidiaries.  The  Buyer  does  not own  directly  or
indirectly  any  equity  interest  in  any  corporation,   partnership,  limited
liability company, joint venture, association or other entity.

            Section 4.7 No  Undisclosed  Liabilities.  The Buyer has no material debts,  liabilities  or  obligations  of any kind,  whether  accrued,  absolute, contingent  or other,  whether due or to become  due,  except as incurred in the ordinary  course of business,  that would have a material  adverse effect on the
Buyer.

            Section  4.8  Broker.  No  broker,  finder or  investment  banker is entitled to any brokerage or finder's fee or other commission in connection with the transactions  contemplated  hereby based upon the arrangements made by or on behalf of the Buyer.

                                      -13-

                                   ARTICLE V

               CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLERS

            The  obligations  of the Sellers under this Agreement are subject to the satisfaction,  on or prior to the Closing Date, unless waived in writing, of each of the following conditions:

            Section 5.1 Representations and Warranties True. The representations and warranties of the Buyer and the Parent  contained in this Agreement shall be true and correct in all material respects as of the date when made and at and as of the Closing Date,  with the same force and effect as if made on and as of the
Closing Date,  and the Sellers shall have received a certificate  to that effect and as to the matters set forth in Section 5.2 hereof,  dated the Closing  Date, from the President or Chief Executive Officer of the Buyer.

            Section 5.2 Performance of Covenants. The Buyer shall have performed or  complied  in all  material  respects  with all  agreements,  conditions  and covenants  required by this  Agreement to be performed or complied with by it on or before the Closing Date.

            Section 5.3 No Proceedings.  No preliminary or permanent  injunction or other order (including a temporary  restraining order) of any state,  federal or local court or other governmental agency or of any foreign jurisdiction which prohibits the  consummation  of the  transactions  which are the subject of this
Agreement  or  prohibits  the Buyer's  ownership  of the Shares  shall have been issued or entered and remain in effect.

            Section 5.4 Consents and  Approvals.  All filings and  registrations with, and notifications to, all federal,  state,  local and foreign  authorities required for  consummation  of the  transactions  contemplated by this Agreement shall have been made,  and all  consents,  approvals and  authorizations  of all federal, state, local and foreign authorities and parties to material contracts,
licenses,   agreements  or  instruments   required  for   consummation   of  the
transactions  contemplated  by this Agreement shall have been received and shall be in full force and effect.

            Section 5.5 Material Changes. Since the date hereof, there shall not have been any material  adverse  change in the business,  operations,  financial condition, assets, liabilities, prospects or regulatory status of the Buyer.

                                   ARTICLE VI

                CONDITIONS PRECEDENT TO OBLIGATIONS OF THE BUYER

            The obligations of the Buyer under this Agreement are subject to the satisfaction, on or prior to the Closing Date, unless waived in writing, of each of the following conditions:

            Section 6.1 Representation and Warranties True. The  representations and warranties of IP and the Sellers  contained in this Agreement  shall be true and correct in all  material  respects as of the date when made and at and as of the  Closing  Date,  with the same  force and effect as if made on and as of the
Closing Date, and the Buyer shall have received a certificate to that effect and as to the matters set forth in Section 6.2 hereof,  dated the Closing Date, from the President or Chief Executive Officer of IP and from each Seller.

            Section 6.2 Performance of Covenants.  IP and the Sellers shall have performed or complied in all material  respects with all agreements,  conditions

                                      -14-

and  covenants  required by this  Agreement to be performed or complied  with by them on or before the Closing Date.

            Section 6.3 No Proceedings.  No preliminary or permanent  injunction or other order (including a temporary  restraining order) of any state,  federal or local court or other governmental agency or of any foreign jurisdiction which prohibits the  consummation  of the  transactions  which are the subject of this
Agreement or prohibits the Buyer's  ownership of the Shares or operation of IP's business shall have been issued or entered and remain in effect.

            Section 6.4 Consents and  Approvals.  All filings and  registrations with, and notifications to, all federal,  state,  local and foreign  authorities required for  consummation  of the  transactions  contemplated by this Agreement shall have been made,  and all  consents,  approvals and  authorizations  of all federal, state, local and foreign authorities and parties to material contracts,
licenses,   agreements  or  instruments   required  for   consummation   of  the
transactions  contemplated  by this Agreement shall have been received and shall be in full force and effect.

            Section 6.5 Employment Agreements. The employment agreements between each  of  Wilbanks,  Dolecheck,  Reyero,  Brendon  Cate  and  FalconStor,  Inc.,
substantially  in the form of  Annexes  A-D  attached  hereto  ("the  Employment
Agreements"), shall have been executed by each party thereto.

            Section 6.6 Intellectual  Property Rights. Each of the Sellers shall have  executed a document  substantially  in the form of Annex E  assigning  all worldwide  industrial  and  intellectual  property  rights,  including,  without limitation, each patent, patent rights, license, patent application, trade name,
trademark,   trade  name  and  trademark  registration,   copyright,   copyright
registration,  copyright  application,  service mark, brand mark and brand name, trade  secrets  relating to or arising from any  proprietary  process,  formula, source or object code, owned or possessed by the Seller.

            Section  6.7  Opinion of IP's and the  Sellers'  Counsel.  The Buyer
shall have received the opinion of Gunderson Dettmer Stough Villeneuve  Franklin
& Hachigian, LLP, counsel to IP and the Sellers, dated the Closing Date, in form reasonably  satisfactory to the Buyer,  substantially to the effect that: (i) IP is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas; (ii) IP has the corporate power, and each Seller has full legal  right,  power and  authority,  to enter into the  Agreements  and to
consummate  the  transactions,   contemplated  hereby  and  thereby;  (iii)  the
execution  and  delivery  of  the  Agreements,   and  the  consummation  of  the
transactions  contemplated  hereby  and  thereby  have been duly  authorized  by requisite  corporate action taken on the part of IP; (iv) each of the Agreements has been executed and delivered by IP and the Sellers and (assuming that each is a valid and  binding  obligation  of the other  parties  thereto) is a valid and binding obligation of IP and the Sellers  enforceable against IP and the Sellers in accordance  with its terms,  except as  enforceability  may be limited by any bankruptcy,  insolvency and other laws  affecting the  enforcement of creditors'
rights generally, and as such enforceability is subject to general principles of equity (regardless of whether such  enforceability is considered in a proceeding in equity or at law); and (v) the Shares are duly  authorized,  validly  issued, fully paid and nonassessable. Such opinion shall be limited to the laws of Texas and United States federal law.

                                      -15-

            Section 6.8 Material Changes. Since the date hereof, there shall not have been any material  adverse  change in the business,  operations,  financial condition, assets, liabilities, prospects or regulatory status of IP.

            Section 6.9  Requisite  Authority to Conduct  Business.  IP shall be duly  qualified  or licensed to do business  and shall be in good  standing as a foreign corporation in each jurisdiction in which the conduct of its business or the  ownership  or leasing of its  properties  requires it to be so qualified or licensed,  except  where the failure to be so  qualified or licensed and in good standing would not have a IP Material Adverse Effect.

            Section  6.10   Redemption  of  Notes   Payable.   IP  shall  redeem
Convertible Promissory Notes payable to Wilbanks and Coker no later than the day before Closing.

            Section  6.11  Cash  Balance.  The  positive  balance  of the  total checking,  savings or similar account (the "Checking  Account") of IP at Closing shall not be less than  $100,000.00  net of regular  Account  Payables,  regular operating expense accrual,  payment of notes payable,  and IP's agreement to pay
$100,000.00 to Brandon Cate prior to the Closing, and there shall be no liens on such account and such amount shall not be offset by any  liability or obligation of any nature  (whether  liquidated,  unliquidated,  known or unknown,  accrued, absolute,  contingent  or otherwise  and whether due or to become  due).  If the amount  available  in the  Checking  Account of IP is less than  $100,000.00  in accordance  with the foregoing  sentence,  then the  aggregate  payment by Buyer shall be reduced on a dollar for dollar  basis and the  Purchase  Price shall be reduced accordingly.

                                  ARTICLE VII

                                 INDEMNIFICATION

            Section 7.1  Indemnification  by the Sellers.  Subject to the limits set forth in this Article VII, the Sellers,  severally and not jointly, agree to indemnify, defend and hold the Buyer, Parent and each of its and their directors and  officers  harmless  from and against any and all loss,  liability,  damage,
costs  and  expenses  (including   interest,   penalties  and  attorneys'  fees)
(collectively,  "Losses") that the Buyer,  Parent or any of their affiliates may incur or  become  subject  to  arising  out of or due to any  inaccuracy  of any representation  or the breach of any  warranty  or covenant of the Sellers or IP contained in this  Agreement.  The Sellers will reimburse the Buyer,  Parent and each of its and their  controlling  person  for any legal or any other  expenses reasonably  incurred by them in connection with  investigating  or defending any such loss, claim,  liability,  action or proceeding.  Buyer or Parent shall have the right  offset  the  amount of any such  loss,  liability,  cost or  expenses against any Earn Out payment owed to the Sellers.

            Section 7.2 Indemnification by the Buyer.  Subject to the limits set forth in this Article VII, the Buyer and the Parent,  severally and not jointly, agree to  indemnify,  defend and hold the Sellers  harmless from and against any and all Losses that the Sellers may incur or become subject to arising out of or due to any  inaccuracy  of any  representation  or the breach of any warranty or covenant of the Buyer contained in this Agreement.  The Buyer will reimburse the

                                      -16-

Sellers for any legal or other expenses reasonably incurred by him in connection with  investigating  or defending  any such loss,  claim,  liability,  action or proceeding.

            Section 7.3 Survival.  The representations and warranties of IP, the
Sellers and the Buyer set forth in Articles III and IV of this  Agreement  shall survive the Closing until the Second  Anniversary.  The covenants and agreements of the Sellers,  the Buyer and IP shall not survive the Closing,  except for the covenants and agreements set forth under Article VII hereof.

            Section 7.4 Limitations. No party shall assert any claim against the other  party or  parties  for  indemnification  hereunder  with  respect  to any
inaccuracy  or  breach  of  such  warranties,   representations,   covenants  or
agreements  unless and until the amount of all such claims shall exceed $15,000, but after the $15,000  threshold is reached,  each  indemnified  person shall be entitled to be indemnified for the full amount of all claims arising  hereunder;
provided,  however,  that in no event shall the aggregate  indemnity  under this
Article VII by any  individual  Seller exceed the net proceeds  received by such
Seller  pursuant to Section 1.2 of this Agreement;  provided  further that in no event  shall the  aggregate  indemnity  payable  under this  Article  VII by all
Sellers  exceed the greater of  $500,000.00  or 10% of the proceeds  received by
Sellers  pursuant  to  Section  1.2  of  this  Agreement.   All  indemnification
obligations  of Sellers may be satisfied by payment in cash or by offset against
Earn Out payment still owed to Sellers.

            Section  7.5  Third  Party  Claims.   In  order  for  a  party  (the
"indemnified  party") to be entitled to any  indemnification  provided for under this  Agreement in respect of, arising out of, or involving a claim or demand or written notice made by any third party against the  indemnified  party (a "Third
Party  Claim") after the Closing Date,  such  indemnified  party must notify the indemnifying  party (the  "indemnifying  party")  in writing of the Third  Party
Claim within 30 business days after receipt by such indemnified party of written notice of the Third Party Claim;  provided  that the failure of any  indemnified party to give  timely  notice  shall not  affect  his  right of  indemnification hereunder  except  to the  extent  the  indemnifying  party  has  actually  been prejudiced  or  damaged  thereby.  If a Third  Party  Claim is made  against  an indemnified party, the indemnifying  party shall be entitled,  if it so chooses, to assume the defense thereof with counsel  selected by the  indemnifying  party
(which counsel shall be reasonably  satisfactory to the indemnified  party).  If the  indemnifying  party  assumes  the  defense  of a  Third  Party  Claim,  the
indemnified   party  will  cooperate  in  all   reasonable   respects  with  the
indemnifying party in connection with such defense,  and shall have the right to participate  in  such  defense  with  counsel  selected  by  it.  The  fees  and disbursements  of  such  counsel,  however,  shall  be at  the  expense  of  the indemnified party; provided, however, that, in the case of any Third Party Claim of which the indemnifying  party has not employed counsel to assume the defense, the fees and  disbursements  of such  counsel  shall  be at the  expense  of the indemnifying  party.  Notwithstanding  the  foregoing,  the indemnity  agreement contained in this Article VII shall not apply to amounts paid in  settlement  of claim,  damage,  liability or action if such settlement is effected  without the consent of the  indemnifying  party  (which  consent  shall not be  unreasonably withheld).

            Section 7.6  Reduction  for  Insurance.  The gross  amount  which an indemnifying  party is liable to,  for,  or on behalf of the  indemnified  party pursuant  to this  Article  VII (the  "Indemnifiable  Loss")  shall  be  reduced
(including,  without  limitation,   retroactively)  by  any  insurance  proceeds

                                      -17-

actually  recovered  by or on behalf of such  indemnified  party  related to the
Indemnifiable  Loss. If an  indemnified  party shall have received or shall have had paid on its behalf an indemnity payment in respect of an Indemnifiable  Loss and shall  subsequently  receive  directly or indirectly  insurance  proceeds in respect of such  Indemnifiable  Loss, then such  indemnified  party shall pay to such indemnifying  party the net amount of such insurance  proceeds or, if less, the amount of such indemnity payment.

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

            Section 8.1  Termination.  This  Agreement may be terminated and the transactions  contemplated by this Agreement  abandoned at any time prior to the
Closing:

                  (a) By mutual  written  consent of the Buyer,  the Sellers and
IP;

                  (b) By either  the Buyer or the  Sellers  if the  transactions contemplated  by this  Agreement  shall not have been  consummated  on or before
August 31, 2002;

                  (c) By the  Sellers if any  condition  specified  in Article V hereto has not been met or waived by the Sellers at such time as such  condition can no longer be satisfied; or

                  (d) By the Buyer if any  condition  specified  in  Article  VI hereto  has not been met or waived  by the Buyer at such time as such  condition can no longer be satisfied; or

                  (e) By  either  the  Buyer,  the  Sellers  or IP if a court of competent  jurisdiction  or  Governmental  Authority  shall have issued a final, non-appealable  order,  decree or ruling or taken any other action (which order, decree or ruling the parties  hereto shall use their best  efforts to lift),  in each case  permanently  restraining,  enjoining  or  otherwise  prohibiting  the transactions contemplated by this Agreement.

            Section 8.2 Effect of  Termination.  In the event of any termination of this Agreement in accordance  with Section 8.1 hereof,  this Agreement  shall forthwith  become void and there shall be no liability  under this  Agreement on the  part  of  any  party  hereto  or  their  respective  affiliates,  officers, directors, employees or agents by virtue of such termination.

            Section 8.3 Amendment.  This Agreement may be amended by the written agreement of the Buyer, the Sellers and IP.

                                   ARTICLE IX

                                  MISCELLANEOUS

            Section 9.1 Expenses.  All costs and expenses incurred in connection with this Agreement and the  transactions  contemplated  hereby shall be paid by

                                      -18-

the party  incurring  such costs and expenses  regardless of the  termination of this  Agreement  or the  failure to  consummate  the  transactions  contemplated hereby.

            Section  9.2  Notices.  All  notices,  requests,  demands  and other communications  which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or by facsimile transmission, in either case with receipt acknowledged, or three days after being sent by registered or certified mail, return receipt requested, postage prepaid:

            (a) If to the Buyer to:

                FalconStor AC, Inc.
                125 Baylis Road
                Suite 140
                Melville, NY  11747
                Attention:  President

                with a copy to:

                Olshan Grundman Frome Rosenzweig & Wolosky LLP
                505 Park Avenue
                New York, New York 10022
                Attention:  Steven Wolosky, Esq.

            (b) If to the Sellers,  to the address listed on the signature pages hereto, if to IP to:

                IP Metrics Software, Inc.
                416 North Main Street
                Suite 231
                Euless, TX  76039

                with a copy to:

                Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP
                610 Lincoln Street
                Waltham, MA 02451
                Attention: Jay Hachigian, Esq.

or to such other address as any party shall have  specified by notice in writing to the other in compliance with this Section 9.2.

            Section 9.3 Entire Agreement.  This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements,  representations and understandings among the parties.

                                      -19-

            Section 9.4 Binding Effect,  Benefits,  Assignments.  This Agreement
shall inure to the benefit of and be binding  upon the parties  hereto and their respective  successors  and  assigns;  nothing in this  Agreement,  expressed or implied,  is  intended  to confer on any other  person,  other than the  parties hereto  or their  respective  successors  and  assigns,  any  rights,  remedies, obligations or liabilities under or by reason of this Agreement.  This Agreement may not be  assigned  without  the prior  written  consent of the other  parties hereto.

            Section 9.5 Applicable  Law. This Agreement and the legal  relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of New York,  without regard to principles of conflicts of law.

            Section 9.6 Jurisdiction.  The parties hereto agree to submit to the jurisdiction  of any Federal or state court located in the State of New York for the purpose of resolving any action or claim arising out of the  performance  of the provisions of this Agreement.

            Section 9.7  Headings.  The headings and captions in this  Agreement are  included  for  purposes  of  convenience  only and  shall  not  affect  the construction or interpretation of any of its provisions.

            Section   9.8   Counterparts.   This   Agreement   may  be  executed
simultaneously  in two or more  counterparts,  each of which  shall be deemed an original,  but  all  of  which  together  shall  constitute  one  and  the  same instrument.

                                      -20-

            IN WITNESS WHEREOF,  the parties hereto have executed this Agreement as of the day and year hereinabove first set forth.

FalconStor AC, Inc.

By /s/ ReiJane Huai                           /s/ David Wilbanks
  ----------------------------------------    ----------------------------------
  Name: ReiJane Huai                          David Wilbanks
  Title:  Chief Executive Officer             Address: 2205 Shadydale
                                              Arlington, TX  76012

FalconStor Software, Inc.

By /s/ ReiJane Huai                          /s/ Brett Dolecheck
  ----------------------------------------   -----------------------------------
  Name: ReiJane Huai                         Brett Dolecheck
  Title:  Chief Executive Officer            Address:  3305 Cambridge Dr.
                                             Arlington, TX 76013

IP Metrics Software, Inc.

By: /s/ David Wilbanks                       /s/ Mike Reyero
   ---------------------------------         -----------------------------------
   Name:  David Wilbanks                     Mike Reyero
   Title: President and CEO                  Address: 710 Creek Crossing Trail
                                             Keller, TX  76248

                                             /s/ Mark Coker
                                             -----------------------------------
                                             Mark Coker
                                             Address:  c/o Dovetail Public Relations
                                             15951 Los Gatos Blvd., Ste. 16
                                             Los Gatos, CA  95032

                                      -21-